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                                                                    Exhibit 99.1





[A.C. MOORE GRAPHIC OMITTED]         General Office o Distribution Center
--------------------------------------------------------------------------------
                              500 University Court o Blackwood, New Jersey 08012
                                  Phone: (856) 228-6700 FAX: (856) 228-0080


For:                                            From:
A.C. Moore Arts & Crafts, Inc.                  Gregory FCA Communications, Inc.
Leslie Gordon                                   For More Information Contact:
Chief Financial Officer                         Joe Crivelli
(856) 228-6700                                  (610) 642-8253


 For Immediate Release



               A.C. Moore Reports Record First Quarter Net Income
                       Raises Full Year Earnings Guidance

Blackwood, New Jersey, April 21, 2004 - A.C. Moore Arts & Crafts, Inc. (Nasdaq:
ACMR) sales for the first quarter ended March 31, 2004, grew to $111.5 million, an increase of 21% over sales of $92.0 million during the first quarter of 2003. Same store sales increased by 9.4%. Net income for the quarter was $1,204,000 or $0.06 per fully diluted share versus last year's net income of $420,000 or $0.02 per share.

Jack Parker, Chief Executive Officer, stated, "We were very pleased with the first quarter's results as our merchandising performance was strong and our cost controls continued to be effective. These results include a cost of $0.05 per share as the result of the impact of our change in accounting for cooperative advertising pursuant to Emerging Issues Task Force Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration received by a Vendor." This was $0.01 less than we had projected. For the year, we still estimate that the impact will be $0.12 per share. Excluding that cost, our earnings would have been $0.11 per share. With these results we are now raising our earnings projection for the full-year 2004 from a range of $0.92-$0.95 to a range of $0.94- $0.97 per share."

A.C. Moore will host a conference call today, Wednesday, April 21 at 5:00 p.m. Eastern Daylight Time to discuss these financial results in detail. To participate, please call 1-973-317-5319 for domestic and international callers. If you are unable to access the Conference Call at 5:00 p.m., please call 1-800-428-6051 and enter pin number 349429 to access the taped digital replay. Callers from outside North America please call 1-973-709-2089 and enter the same reservation number. The replay will be available at approximately 7:00 p.m. on April 21st and will remain available until Wednesday, April 28th at 11:59 p.m. Eastern Daylight Time.



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A simultaneous webcast of the conference call may be accessed at
http://www.acmoore.com. Go to "Investor Relations" and click on "Corporate Profile." To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. An archive of the conference call will be available approximately two hours after the conference call ends and will remain available on the company's website until April 21, 2005.

The company plans to release its second quarter 2004 sales results on Thursday, July 8, 2004. The company also plans to release its second quarter 2004 earnings on Wednesday, July 21, 2004, and will host a conference call at 5:00 PM EDT on that date to discuss the results.

A.C. Moore operates arts and crafts stores that offer a vast assortment of traditional and contemporary arts and crafts merchandise for a wide range of customers. The Company operates 84 stores on the eastern United States. For more information about the Company, visit our website at www.acmoore.com.

                                      # # #

This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore's current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, the impact of the adoption of EITF issue 02-16, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of adverse weather conditions, the impact of competitors' locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, supply constraints or difficulties, the effectiveness of advertising strategies, the impact of the threat of terrorist attacks and war, and other risks detailed in the Company's Securities and Exchange Commission filings.

                                Tables to Follow









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                         A.C. MOORE ARTS & CRAFTS, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                  (dollars in thousands, except per share data)
                                   (unaudited)

                                                     Three months ended
                                                           March 31
                                               -------------------------------
                                                    2004               2003
                                               ------------       ------------

Net sales                                      $    111,469       $     91,952
Cost of sales                                        69,539             58,417
                                               ------------       ------------
Gross Margin                                         41,930             33,535
Selling, general and administrative expenses         39,526             32,585
Store pre-opening expenses                              566                379
                                               ------------       ------------
Income from operations                                1,838                571
     Net interest (income)                             (120)              (109)
                                               ------------       ------------
Income before income taxes                            1,958                680
     Provision for income taxes                         754                260
                                               ------------       ------------
Net income                                     $      1,204       $        420
                                               ============       ============

Basic net income per share                     $       0.06       $       0.02
                                               ============       ============

Diluted net income per share                   $       0.06       $       0.02
                                               ============       ============

Weighted average shares outstanding              19,370,097         18,834,421
                                               ============       ============

Weighted average shares outstanding
     plus impact of stock options                20,043,225         19,603,345
                                               ============       ============











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                         A.C. MOORE ARTS & CRAFTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)
                                   (unaudited)

                                                        March 31,
                                                 ----------------------
                                                   2004          2003
                                                 --------      --------
                   ASSETS

Current assets:
  Cash and cash equivalents                      $ 35,701      $ 54,449
  Marketable securities                             7,525         1,461
  Inventories                                     124,624       108,997
  Prepaid expenses and other current assets         3,368         3,022
                                                 --------      --------
                                                  171,218       167,929

Marketable securities                               6,299           -
Property and equipment, net                        59,850        28,827
Other assets                                        1,807         1,841
                                                 --------      --------
                                                 $239,174      $198,597
                                                 ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of equipment leases            $    255      $  1,342
  Trade accounts payable                           35,281        32,143
  Other current liabilities                        15,472        10,900
                                                 --------      --------
                                                   51,008        44,385
                                                 --------      --------
Long-term liabilities:
  Long-term debt                                   10,000           -
  Deferred tax liability                            4,950         5,150
  Other long-term liabilities                       4,975         4,280
                                                 --------      --------
                                                   19,925         9,430
                                                 --------      --------
                                                   70,933        53,815
                                                 --------      --------

Shareholders' Equity                              168,241       144,782
                                                 --------      --------
                                                 $239,174      $198,597
                                                 ========      ========